EXHIBIT 4.6
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                               SUNAMERICA INC.

                                      AND

                         THE BANK OF NEW YORK, Trustee



                         First Supplemental Indenture


                         Dated as of November 6, 1996


                                      To


                          Prepaid Security Indenture


                         Dated as of November 1, 1996


                              -------------------


            Prepaid Premium Equity Redemption Cumulative Securities





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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 6, 1996 (this
"First Supplemental Indenture"), between SUNAMERICA INC., a Maryland corporation (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee") under the Indenture dated as of November 1, 1996 between the Issuer and the Trustee (the "Indenture"),

         WHEREAS, the Issuer executed and delivered the Indenture to the Trustee to provide for the future issuance of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"); and

         WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of its Security Units to be known as its Prepaid Premium Equity Redemption Cumulative Securities (the "Prepaid Securities"), the form and substance of such Prepaid Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

         WHEREAS, the Issuer has issued its Premium Equity Redemption Cumulative Security Units, 8.5% PERCS Units (the "PERCS Units"), pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") dated as of November 6, 1996, between the Issuer and The Bank of New York, as purchase contract agent, which PERCS Units may, under certain circumstances described in the Purchase Contract Agreement, be settled prior to the Final Settlement Date (as defined in Section 1.01) by holders thereof in exchange for Prepaid Securities; and

         WHEREAS, the Issuer desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Prepaid Securities, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

         NOW THEREFORE, in consideration of the purchase and acceptance of the Prepaid Securities by the holders thereof upon early settlement of the PERCS Units, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Prepaid Securities and the terms, provisions and conditions thereof, the Issuer covenants and agrees with the Trustee as follows:




                                  ARTICLE ONE

                                  Definitions

         SECTION 1.01. Capitalized terms used and not otherwise defined in this First Supplemental Indenture shall have the meanings ascribed to them in the Indenture. In addition, the following terms shall have the respective meanings specified in this Section.

         "Acceleration" means either an Issuer Redemption or a Mandatory Conversion.

         "Acceleration Date" means either an Issuer Redemption Date or a Mandatory Conversion Date.

         "Amount in Respect of Contract Fees" means the amount payable by the Issuer on each Payment Date in respect of each Prepaid Security, equal to 1.0% per annum of the Stated Amount, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, except that Contract Fees payable on the first Payment Date pursuant to the Purchase Contract Agreement will be adjusted so that Contract Fees payable on such date will be $.122243 per Prepaid Security. Expect as otherwise stated herein, Amounts in Respect of Contract Fees shall be considered to be interest for all purposes under the Indenture.

         "Authorized Newspaper" has the meaning provided in the Purchase Contract Agreement.

         "Business Day" has the meaning provided in the Purchase Contract Agreement.

         "Closing Price" has the meaning provided in the Purchase Contract Agreement.

         "Common Stock" has the meaning provided in the Purchase Contract Agreement.

         "Company Acceleration" means a Company Acceleration of the PERCS Units as provided in the Purchase Contract Agreement.

         "Contract Fees" means the Contract Fees payable with respect to the PERCS Units as provided in the Purchase Contract Agreement.

         "Current Market Price" has the meaning provided in the Purchase Contract Agreement.

         "Deferred Amounts in Respect of Contract Fees" has the meaning provided in Section 3.02.

         "Deferred Contract Fees" means the Deferred Contract Fees payable with respect to the PERCS Units as provided in the Purchase Contract Agreement.

         "Final Settlement Date" has the meaning provided in the Purchase Contract Agreement.

         "Final Settlement Fund" has the meaning provided in Section 4.01.

         "Holder" means, for purposes of this First Supplemental Indenture, a Holder (as such term is defined in the Indenture) of a Prepaid Security.

         "Holder's Early Settlement" has the meaning provided in the Purchase Contract Agreement.

         "Issuer Redemption" has the meaning provided in Section 4.02.

         "Issuer Redemption Date" has the meaning provided in Section 4.02.

         "Issuer Redemption Price" means the per share price (payable in shares of Common Stock) at which the Issuer may accelerate the settlement of the Securities, which initially shall be $59.289, declining by $.008060 on each day following November 6, 1996 (computed on the basis of a 360-day year of twelve 30-day months) to $51.1081 on August 31, 1999 and equal to $50.625 thereafter.

         "Issuer Redemption Settlement Fund" has the meaning provided in
Section 4.02.

         "Mandatory Conversion" has the meaning provided in Section 4.03.

         "Mandatory Conversion Date" has the meaning provided in Section 4.03.

         "Mandatory Conversion Settlement Fund" has the meaning provided in
Section 4.03.

         "Merger or Consolidation" has the meaning provided in the Purchase Contract Agreement.

         "Notice Date" means, with respect to any notice given by the Issuer in connection with an Acceleration, the earlier of (i) the commencement of the mailing of such notice to Holders and (ii) the date such notice is first published in accordance with Section 4.05.

         "NYSE" means the New York Stock Exchange.

         "Outstanding Securities" has the meaning provided in the Purchaser Contract Agreement.

         "Payment Date" has the meaning provided in the Purchase Contract Agreement and is subject to the provisions of Article I of the Purchase Contract Agreement.

         "PERCS Units" has the meaning stated in the recitals of this First Supplemental Indenture.

         "Prepaid Security" has the meaning stated in the recitals of this First Supplemental Indenture.

         "Purchase Contract" has the meaning provided in the Purchase Contract Agreement.

         "Purchase Contract Agreement" has the meaning stated in the recitals of this First Supplemental Indenture.

         "Record Date" has the meaning provided in the Purchase Contract Agreement.

         "Sale of Assets" has the meaning provided in the Purchase Contract Agreement.

         "Sale of Assets Date" has the meaning provided in the Purchase Contract Agreement.

         "Security Register" has the meaning provided in the Purchase Contract Agreement.

         "Settlement Rate" shall be initially one share of Common Stock, subject to adjustment as provided in the Purchase Contract Agreement.

         "Stated Amount" means $37.50 per Prepaid Security. Except as otherwise stated herein, the Stated Amount of any Prepaid Security shall be considered to be the principal amount of such Security for all purposes under the Indenture.

                                  ARTICLE TWO

                     General Terms and Conditions; Form of
                              Prepaid Securities

               SECTION 2.01. There shall be and is hereby authorized a series of Securities designated the "Prepaid Premium Equity Redeemable Cumulative Securities", limited in aggregate Stated Amount to $431,250,000. The Prepaid Securities shall be issued in the form of registered Securities without Coupons. The Prepaid Securities shall be issued in certificated form in denominations equal to the Stated Amount and integral multiples thereof.

               SECTION 2.02. The Prepaid Securities and the Trustee's certificate of authentication shall be in substantially the form of Exhibit A, which is a part of this First Supplemental Indenture.


                                        ARTICLE THREE

                             Amounts in Respect of Contract Fees

               SECTION 3.01. Subject to Section 3.02, the Issuer shall pay by 12:00 noon New York City time to the Trustee, on each Payment Date, in respect of each Prepaid Security, beginning with the first Payment Date following the issuance of such Prepaid Security (unless such Prepaid Security was issued subsequent to a Record Date but prior to the next succeeding Payment Date, in which event, beginning with the second Payment Date following the issuance of such Prepaid Security), an amount equal to the Amount in Respect of Contract Fees payable to the Person in whose name such Prepaid Security appears on the Security Register at the close of business on the Record Date next preceding such Payment Date. The Amounts in Respect of Contract Fees will be payable at the office of the Trustee in the City of New York, at the option of the Issuer, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

               If an Acceleration Date, a Sale of Assets Date or a date upon which an Event of Default occurs after any Record Date and on or prior to the next succeeding Payment Date (an "Interim Period"), Contract Fees otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding the occurrence of such event, and such Amounts in Respect of Contract Fees shall be paid to the Person in whose name appears on the Security Register at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Prepaid Security with respect to which settlement is effected on a date other than during an Interim Period, Amounts in Respect of Contract Fees that would otherwise be payable on such date other than a date during an Interim Period with respect to the Prepaid Security shall not be payable.

               SECTION 3.02. The Issuer shall have the right, at any time prior to the Final Settlement Date, an earlier Acceleration Date applicable to a Holder's Securities or a Sale of Assets Date, to defer the payment of any or all of the Amounts in Respect of Contract Fees otherwise payable on any Payment Date (on a pro rata basis among all Outstanding Securities including Prepaid Securities), but only if the Issuer shall give the Holders and the Trustee written notice of its election to defer such payment (specifying the amount to be deferred and the period of deferment) at least ten Business Days prior to the earlier of the next succeeding Payment Date or the date the Issuer is required to give notice of the Record Date or Payment Date with respect to payment of such Amounts in Respect of Contract Fees to the NYSE or other applicable self-regulatory organization or to Holders of the PERCS Units, but in any event not less than two Business Days prior to the Record Date. Any Amounts in Respect of Contract Fees so deferred shall bear additional Amounts in Respect of Contract Fees thereon at the rate of 1.0% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Amounts in Respect of Contract Fees together with the additional Amounts in Respect of Contract Fees accrued thereon, are referred to herein as "Deferred Amounts in Respect of Contract Fees"). Deferred Amounts in Respect of Contract Fees shall be due on the next succeeding Payment Date, except to the extent that payment is deferred further in the notice of election pursuant to this Section. The Issuer may pay Deferred Amounts in Respect of Contract Fees in whole or in part on any Payment Date (on a pro rata basis among all Outstanding
Securities including Prepaid Securities).  No Amounts in Respect of
Contract Fees or Deferred Amounts in Respect of Contract Fees may be deferred to a date that is after the Final Settlement Date, or a Sale of Assets Date or, with respect to any particular Prepaid Securities, the Acceleration thereof. In the event the Issuer elects to defer the payment of Amounts in Respect of Contract Fees until the Final Settlement Date, a
Sale of Assets Date, a Issuer Redemption Date or a Mandatory Conversion
Date (or a date prior to such dates as set forth in its written notice referred to in the preceding paragraph) the Issuer shall make a cash payment, on the date such Amount in Respect of Deferred Contract Fees becomes due and payable, equal to the aggregate Amount in Respect of Deferred Contract Fees payable to a Holder.

               In the event the Issuer exercises its option to defer the payment of Amounts in Respect of Contract Fees, then, until the Deferred Amounts in Respect of Contract Fees have been paid in full, the Issuer shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchase or acquisitions of shares of Common Stock in connection with the satisfaction by the Issuer of its obligations under any employee benefit plans now or hereafter in effect or the satisfaction by the Issuer of its obligations pursuant to any contract or security requiring the Issuer to purchase shares of Common Stock, (ii) as a result of a reclassification of the Issuer's capital stock or the exchange or conversion of one class or series of the Issuer's capital stock for another class or series of the Issuer's capital stock, (iii) the purchase of fractional shares in shares of the Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) the payment of accrued dividends (and cash in lieu of fractional shares) upon the conversion of any shares of preferred stock of the Issuer as may be outstanding from time to time, in accordance with the terms of such stock or (v) dividends on its capital stock paid in shares of capital stock) or make any guarantee payments with respect to the foregoing.

               The Prepaid Securities and the obligations and rights of the Issuer and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Issuer to pay any Amounts in Respect of Contract Fees or any Deferred Amounts in Respect of Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Issuer, if, on or prior to the Final Settlement Date or an earlier Acceleration Date with respect to any particular Prepaid Securities, an Event of Default or Sale of Assets shall have occurred; provided that, in the event of a Sale of Assets, the Issuer will pay all accrued and unpaid Amounts in Respect of Contract Fees and Amounts in Respect of Deferred Contract Fees, if any, to Holders on the tenth Business Day following the Sale of Assets Date. Upon the occurrence of an Event of Default or Sale of Assets, the Issuer shall promptly but in no event after two Business Days thereafter give written notice to the Trustee and to the Holders, at their addresses as they appear in the Security Register.

               Notwithstanding the foregoing, the Issuer may defer payments of Amounts in Respect of Contract Fees only if, and to the extent that, it has also deferred Contract Fees on the PERCS Units.

               SECTION 3.03. In addition to the Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees referred to in Sections 3.01 and 3.02, each Prepaid Security shall entitle the Holder thereof to Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees in amounts equal to the amounts of accrued and unpaid Contract Fees and Deferred Contract Fees, respectively, with respect to the PERCS Units at the time such Prepaid Security was issued, and any Deferred Contract Fees to which a Holder is entitled pursuant to this Section 3.03 shall bear additional Amounts in Respect of Contract Fees from the date of issuance of such Prepaid Security as provided in Section 3.02.


                                         ARTICLE FOUR

                    Issuance of Common Stock; Acceleration;
                        Repayment Upon a Sale of Assets

               SECTION 4.01. Unless an Event of Default, Sale of Assets shall have occurred on or prior to the Final Settlement Date or an earlier Acceleration Date, on the Final Settlement Date or an earlier Acceleration Date, the Issuer shall issue and deposit with the Trustee, for the benefit of the Holders, one or more certificates representing a number of shares of Common Stock, registered in the name of the Trustee (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Final Settlement Fund"), equal to the Settlement Rate in effect on the Final Settlement Date.

               SECTION 4.02. Prior to a Mandatory Conversion Date, a date upon which Event of Default occurs, Sale of Assets Date or to the Final Settlement Date, the Issuer shall have the right at any time and from time to time to redeem, in whole or in part, the outstanding Prepaid Securities (an "Issuer Redemption") (subject to the notice provisions set forth in Section 4.05). The Issuer may not exercise its right to accelerate the Securities unless the Current Market Price determined as of the second Business Day immediately preceding the Notice Date is equal to or exceeds the Issuer Redemption Price applicable to such Notice Date. Upon the effective date of an Issuer Redemption (an "Issuer Redemption Date"), the Issuer shall issue and deposit with the Trustee, for the benefit of the Holders of Prepaid Securities so redeemed, (i) one or more certificates representing a number of fully paid and non-assessable shares of Common Stock, registered in the name of the Trustee (or its nominee) as custodian for such Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Issuer Redemption Settlement Fund"), determined by dividing the Issuer Redemption Price in effect on Issuer Redemption Date by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date applicable to such Issuer Redemption Date and (ii) an amount in cash equal to all accrued and unpaid Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees, if any, on such Prepaid Securities to and including such Issuer Redemption Date (and Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees, if any, shall cease to accrue on each Prepaid Security redeemed as of such date).

               The Issuer shall redeem the Prepaid Securities in whole if it effects a Company Acceleration of the PERCS Units in whole. If fewer than all Outstanding Securities (including the Prepaid Securities) are to be redeemed, the Prepaid Securities to be redeemed shall be selected by the Trustee by lot.

               SECTION 4.03. Immediately prior to the effectiveness of a Merger or Consolidation, each outstanding Prepaid Security shall automatically convert into (a "Mandatory Conversion"), unless sooner redeemed, the right to receive, and the Issuer shall issue and deposit with the Trustee, for the benefit of the Holders, (i) one or more certificates representing a number of fully paid and non-assessable shares of Common Stock, registered in the name of the Trustee (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Mandatory Conversion Settlement Fund"), equal to the Settlement Rate in effect on the Mandatory Conversion Date, (ii) an amount in cash equal to all accrued and unpaid Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees, if any, on such Prepaid Security to but excluding the Mandatory Conversion Date (and Amounts in Respect of Contract Fees shall cease to accrue as of the Mandatory Conversion Date) and (iii) an amount in cash (except as provided in herein) initially equal to $8.664 declining by $.008060 on each day following November 6, 1996 (computed on the basis of a 360-day year of twelve 30-day months) to $.4831 on August 31, 1999 and equal to zero thereafter, in each case determined with reference to the Mandatory Conversion Date.

               At the option of the Issuer and provided the Issuer has sufficient authorized and reserved shares of Common Stock, it may deliver to the Agent, for the benefit of the Holders, on the Mandatory Conversion Date, for the benefit of the Holders, in lieu of some or all the cash payment referred to in clause (iii) of the preceding paragraph, a number of shares of Common Stock (in addition to the shares of Common Stock referred to in clause
(i) of the preceding paragraph) equal to (x) the amount of such cash payment that the Issuer has elected to pay in Common Stock divided by (y) the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date applicable to such Mandatory Conversion Date. No fractional shares of Common Stock will be issued by the Issuer with respect to the payment of such amounts pursuant to clause (iii) above. In lieu of fractional shares otherwise issuable with respect to such payment of such premium, Holders will be entitled to receive an amount in cash as provided in Section 4.07.

               SECTION 4.04. Upon a Sale of Assets, each Prepaid Security shall automatically convert into the right to receive, and the Issuer shall issue and deposit with the Trustee, for the benefit of the Holders, an amount in cash equal to the sum of (i) the Stated Amount and (ii) all accrued and unpaid Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees, if any, as provided in Section 3.02.

               SECTION 4.05. The Issuer will provide notice of the Final Settlement Date or any earlier Acceleration (including any potential acceleration upon the effectiveness of a Merger or Consolidation) to the Trustee and Holders of record of the Prepaid Securities to be accelerated not less than 30 nor more than 60 days prior to the Final Settlement Date or the date fixed for such Acceleration; provided, however, that if the effectiveness of a Merger or Consolidation makes it impracticable to provide at least 30 days' notice, the Issuer shall provide such notice as soon as practicable prior to such effectiveness. Such notice shall be provided by mailing notice of the Final Settlement Date or any earlier Acceleration first class postage prepaid, to each Holder of record of the Prepaid Securities subject to such Acceleration, at such Holder's address as it appears on the Security Register of the Issuer, and by publishing notice thereof in The Wall Street Journal or The New York Times or, if neither such newspaper is then being published, any other Authorized Newspaper. Each such mailed or published notice shall state, as appropriate, the following:

                (1)   the Final Settlement Date or an Acceleration Date;

                (2) the number of Prepaid Securities to be accelerated and, if less than all the Prepaid Securities held by any Holder are subject to such Acceleration, the number of such Prepaid Securities subject to such Acceleration;

                (3) the Settlement Rate or the Issuer Redemption Price, as applicable, and, if applicable, the Current Market Price to be used to calculate the number of shares of Common Stock deliverable upon such Acceleration;

                (4) whether the Issuer is exercising any option to deliver shares of Common Stock in lieu of any cash (in the case of a Mandatory Conversion) and the Current Market Price to be used to calculate the number of such shares of Common Stock;

                (5) the place or places where certificates for such Prepaid Securities are to be surrendered for Acceleration;

                (6) whether the Issuer is depositing with a bank or a trust company on or before an Acceleration Date, the shares of Common Stock, and cash, if any, payable by the Issuer and the proposed date of such deposit; and

                (7) the amount of accrued and unpaid Amounts in Respect of Contract Fees (and Deferred Amounts in Respect of Contract Fees, if any) payable per Prepaid Security subject to such Acceleration, and that Amounts in Respect of Contract Fees on Prepaid Securities subject to such Acceleration will cease to accrue on such Acceleration Date.

               SECTION 4.06. Upon surrender of a certificate representing a Prepaid Security to the Trustee on or after the Final Settlement Date, an earlier Acceleration Date or the date ten Business Days following a Sale of Assets Date, together with settlement instructions thereon duly completed and executed, the Holder of such Prepaid Security shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Common Stock that such Holder is entitled to receive pursuant to the provisions of this Article Four (after taking into account all Prepaid Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 4.07 and any dividends or distributions with respect to such shares constituting part of the Final Settlement Fund, the Issuer Redemption Settlement Fund or the Mandatory Conversion Settlement Fund, as applicable, but without any interest thereon, and (ii) any cash to which such Holder is entitled pursuant to this Article Four, and the Prepaid Certificate so surrendered shall forthwith be canceled. In the case of an Acceleration of fewer than all the Prepaid Securities, a certificate shall be issued at the expense of the Issuer representing the Prepaid Securities not subject to such Acceleration.

               Shares of Common Stock so delivered shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions on the certificate for such Prepaid Security. If any shares of Common Stock issued in respect of a Prepaid Security are to be registered to a Person other than the Person in whose name the certificate evidencing such Prepaid Security is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the certificate evidencing such Prepaid Security or has established to the satisfaction of the Issuer that such tax either has been paid or is not payable.

               SECTION 4.07. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered on the Final Settlement Date or earlier Acceleration upon settlement of any Prepaid Securities or with respect to the payment of amounts in shares of Common Stock pursuant to clause (iii) of Section 4.03 on a Mandatory Conversion (if the Issuer elects to pay such amounts in shares of Common Stock in lieu of cash). If certificates evidencing more than one Prepaid Security shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock that shall be delivered upon settlement shall be computed on the basis of the aggregate number of Prepaid Securities evidenced by the certificates so surrendered. Instead of any fractional share of Common Stock that would otherwise be deliverable upon settlement of any Prepaid Securities on the Final Settlement Date or an earlier Acceleration Date or with respect to the payment of any amounts in shares of Common Stock pursuant to clause
(iii) of Section 4.03 on a Mandatory Conversion (if the Issuer elects to pay such amounts in shares of Common Stock in lieu of cash) the Issuer, through the Trustee, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the relevant Notice Date or Final Settlement Date, as applicable. The Issuer shall provide the Trustee from time to time with sufficient funds to permit the Trustee to make all cash payments required by this Section 4.07 in a timely manner.

               SECTION 4.08. The Settlement Rate shall be subject to adjustment from time to time in a manner identical to that set forth in
Section 5.06 of the Purchase Contract Agreement.

               Whenever the Settlement Rate is adjusted as herein provided, the Issuer shall:

               (i) forthwith compute the adjusted Settlement Rate in accordance with Section 5.06 of the Purchase Contract Agreement and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Issuer setting forth the adjusted Settlement Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and file such certificate forthwith with Agent for the Prepaid Securities and the transfer agent or agents for the Common Stock; and

               (ii) mail a notice stating that the Settlement Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Settlement Rate to the Trustee and the Holders of record of the outstanding Prepaid Securities at or prior to the time the Issuer mails an interim statement to its stockholders covering the quarter-yearly period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarter-yearly period.

               The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Prepaid Security; and the Trustee makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock pursuant to a Prepaid Security or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article.

                                         ARTICLE FIVE

                                          Covenants

               SECTION 5.01. The Issuer shall at all times prior to the Final Settlement Date, an earlier Acceleration Date or a Sale of Assets Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable (x) on the Final Settlement Date pursuant to Section 4.01 and (y) in payment of amounts in shares of Common Stock pursuant to clause (iii) of Section 4.03 on a Mandatory Conversion (if the Issuer elects to pay such amounts in shares of Common Stock in lieu of cash) or the Issuer Redemption Price.

               SECTION 5.02. The Issuer covenants that all shares of Common Stock that may be issued (x) on the Final Settlement Date pursuant to Section
4.01 and (y) in payment of amounts in shares of Common Stock pursuant to clause (iii) of Section 4.03 on a Mandatory Conversion (if the Issuer elects to pay such amounts in shares of Common Stock in lieu of cash) or the Issuer Redemption Price will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

               SECTION 5.03. Notwithstanding anything to the contrary in the Indenture, the provisions of Article 9 of the Indenture shall not apply to the Prepaid Securities.

                                         ARTICLE SIX

                                      Events of Default

               SECTION 6.01. The provision of Article Five of the Indenture shall, except as provided in this First Supplemental Indenture, apply to the Prepaid Securities. If an Event of Default shall have occurred and be continuing, the Prepaid Securities shall be accelerated so that the Issuer shall become immediately obligated to make the deliveries of Common Stock that the Issuer would be obligated to make if the date of such acceleration were the Final Settlement Date. Any obligations of the Issuer with respect to accrued and unpaid Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees shall be extinguished and of no further effect upon an Event of Default, and in no event shall the Issuer be obligated to pay any amounts in respect of accrued and unpaid Amounts in Respect of Contract Fees or Deferred Amounts in Respect of Contract Fees, if any, upon an Event of Default.

                                        ARTICLE SEVEN

                                Issuance of Prepaid Securities

               SECTION 7.01. Upon settlement of PERCS Units prior to the Final Settlement Date as provided in Section 5.10 of the Purchase Contract Agreement, Prepaid Securities in Stated Amount equal to the Stated Amount of the PERCS Units so settled may, upon execution of this First Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Prepaid Securities to or upon an Issuer Order, without any further action by the Issuer.

                                        ARTICLE EIGHT

                                   Miscellaneous Provisions

               SECTION 8.01. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

               SECTION 8.02. Notwithstanding Section 5.03, all covenants and agreements of the Issuer with respect to the Prepaid Securities set forth in this First Supplemental Indenture or the Indenture shall bind the successors and assigns of the Issuer, whether so expressed or not.

               SECTION 8.03. The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

               SECTION 8.04. Notwithstanding anything to the contrary in the Indenture or the Purchase Contract Agreement, upon the election of a Holder's Early Settlement pursuant to the Purchase Contract Agreement or earlier, the Issuer may amend the provisions of this First Supplemental Indenture in order to make the terms of this First Supplemental Indenture substantially similar to the terms of the Purchase Contract Agreement and the Purchase Contract without the consent of the holders of such Purchase Contracts or such holders who have elected a Holder's Early Settlement pursuant to the Purchase Contract Agreement.

               SECTION 8.05. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law.

               SECTION 8.06. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                       SUNAMERICA INC.



                                       By: _____________________________
                                           Name:
                                           Title:

Attested:



By: _____________________________
    Name:
    Title:


                                       THE BANK OF NEW YORK,
                                              as Trustee


                                       By: _____________________________
                                           Name:
                                           Title:




STATE OF CALIFORNIA        )
                           )  ss.:
COUNTY OF LOS ANGELES      )                             November 6, 1996



               On the            day of             , in the year one thousand
nine hundred ninety-six, before me personally came
              to me known, who, being by me duly sworn, did depose and say
that he resides at                      ; that he is
                             of SUNAMERICA INC., one of the corporations
described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                          _____________________________
                                                  NOTARY PUBLIC

                                             My Commission Expires


                                                                     EXHIBIT A


                                SUNAMERICA INC.
                          PREPAID PREMIUM EQUITY REDEMPTION
                           CUMULATIVE SECURITY UNITS
                      (STATED AMOUNT $37.50 PER SECURITY)

No.

CUSIP No.  866930852


               This Security Certificate certifies that                 is the
registered Holder of the number of Securities of SunAmerica Inc., a Maryland corporation (the "Issuer") set forth above. Each Security represents a principal amount equal to the Stated Amount of $37.50.

               Each Prepaid Security evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Issuer to sell, on October 31, 1999 (the "Final Settlement Date"), at a price equal to $37.50 (the "Stated Amount"), a number of shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Issuer, equal to the Settlement Rate on the Final Settlement Date, unless on or prior to the Final Settlement Date, there shall have occurred a Bankruptcy Event, Sales of Assets, or an earlier Acceleration with respect to the Prepaid Security. The purchase price for the shares of Common Stock have been be paid in full.

               The Issuer shall pay or accrue, on each Payment Date, in respect of each Prepaid Security evidenced hereby an amount (the "Amounts in Respect of Contract Fees") equal to 1.0% per annum of the Stated Amount, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, subject to deferral at the option of the Issuer as provided in First Supplemental Indenture and more fully described on the reverse hereof; except that the Amounts in Respect of Contract Fees payable on the first Payment Date will be adjusted so that the Amounts in Respect of Contract Fees payable on such date will be $.122243 per Security. Such Amounts in Respect of Contract Fees shall be payable to the Person in whose name appears on the Security Register at the close of business on the Record Date next preceding such Payment Date.

               The Amounts in Respect of Contract Fees will be payable at the office of the Trustee in The City of New York or, at the option of the Issuer, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

               Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security Certificate shall not be entitled to any benefits under the Indenture.
               IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.


Dated:_________________________


                                        SUNAMERICA INC.


                                        By: _________________________
                                            Name:
                                            Title:

Attested:


By:_________________________





                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION


      This is one of the Prepaid Securities described in the within-mentioned Indenture.

Dated:

The Bank of New York,
  as Trustee



                _________________________
             or  as Authentication Agent

By: _________________________
    Authorized Signatory


                        (FORM OF REVERSE OF DEBENTURE)

      This Prepaid Security is one of a duly authorized series of Prepaid Securities of the Issuer (herein sometimes referred to as the "Prepaid Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 1, 1996 duly executed and delivered between the Issuer and The Bank of New York, a New York banking corporation, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of November 6, 1996 between the Issuer and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Prepaid Securities, and, to the extent specifically set forth in the Indenture.

          Unless an Event of Default, Sale of Assets shall have occurred on or prior to the Final Settlement Date or an earlier Acceleration Date, on the Final Settlement Date or an earlier Acceleration Date, the Issuer shall issue and deposit with the Trustee, for the benefit of the Holders, one or more certificates representing a number of shares of Common Stock, registered in the name of the Trustee (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Final Settlement Fund"), equal to the Settlement Rate in effect on the Final Settlement Date. The "Settlement Rate" is initially one share of Common Stock, in each case subject to adjustment as provided in the Indenture.
Notice will be provided to the Holder upon an adjustment of the Settlement Rate as provided in the Indenture. No fractional shares of Common Stock will be issued upon settlement of this Prepaid Security, as provided in the Indenture.

               The Issuer shall pay by 12:00 noon New York City time to the Trustee, on each Payment Date, in respect of each Prepaid Security, beginning with the first Payment Date following the issuance of such Prepaid Security (unless such Prepaid Security was issued subsequent to a Record Date but prior to the next succeeding Payment Date, in which event, beginning with the second Payment Date following the issuance of such Prepaid Security), an amount equal to the Amount in Respect of Contract Fees payable to the Person in whose name such Prepaid Security appears on the Security Register at the close of business on the Record Date next preceding such Payment Date. The Amounts in Respect of Contract Fees will be payable at the office of the Trustee in The City of New York or, at the option of the Issuer, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

               The Issuer shall have the right, at any time prior to the Final Settlement Date, an earlier Acceleration Date or a Sale of Assets Date, to defer the payment of any or all of the Amounts in Respect of Contract Fees otherwise payable on any Payment Date (on a pro rata basis among all Outstanding Securities including Prepaid Securities), but only if the Issuer shall give the Holders and the Trustee written notice of its election to defer such payment (specifying the amount to be deferred and the period of deferment) at least ten Business Days prior to the earlier of the next succeeding Payment Date or the date the Issuer is required to give notice of the Record Date or Payment Date with respect to payment of such Amounts in Respect of Contract Fees to the NYSE or other applicable self-regulatory organization or to Holders (as defined in the Purchase Contract Agreement) of the PERCS Units, but in any event not less than two Business Days prior to the Record Date. Any Amounts in Respect of Contract Fees so deferred shall bear additional Amounts in Respect of Contract Fees thereon at the rate of 1.0% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Amounts in Respect of Contract Fees together with the additional Amounts in Respect of Contract Fees accrued thereon, are referred to herein as "Deferred Amounts in Respect of Contract Fees"). Deferred Amounts in Respect of Contract Fees shall be due on the next succeeding Payment Date, except to the extent that payment is deferred further in the notice of election pursuant to this paragraph. The Issuer may pay Deferred Amounts in Respect of Contract Fees in whole or in part on any Payment Date (on a pro rata basis among all Outstanding Securities including Prepaid Securities). No Amounts in Respect of Contract Fees or Deferred Amounts in Respect of Contract Fees may be deferred to a date that is after the Final Settlement Date, or a Sale of Assets Date or, with respect to any particular Prepaid Securities, the Acceleration thereof. In the event the Issuer elects to defer the payment of Amounts in Respect of Contract Fees until the Final Settlement Date, a Sale of Assets Date, an Issuer Redemption Acceleration Date or a Mandatory Conversion Date (or a date prior to such dates as set forth in its written notice referred to in this paragraph) the Issuer shall make a cash payment, on the date such Amount in Respect of Deferred Contract Fees becomes due and payable, equal to the aggregate Amount in Respect of Deferred Contract Fees payable to a Holder.

               In the event the Issuer exercises its option to defer the payment of Amounts in Respect of Contract Fees, then, until the Deferred Amounts in Respect of Contract Fees have been paid in full, the Issuer shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchase or acquisitions of shares of Common Stock in connection with the satisfaction by the Issuer of its obligations under any employee benefit plans now or hereafter in effect or the satisfaction by the Issuer of its obligations pursuant to any contract or security requiring the Issuer to purchase shares of Common Stock, (ii) as a result of a reclassification of the Issuer's capital stock or the exchange or conversion of one class or series of the Issuer's capital stock for another class or series of the Issuer's capital stock, (iii) the purchase of fractional shares in shares of the Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) the payment of accrued dividends (and cash in lieu of fractional shares) upon the conversion of any shares of preferred stock of the Issuer as may be outstanding from time to time, in accordance with the terms of such stock or (v) dividends on its capital stock paid in shares of capital stock) or make any guarantee payments with respect to the foregoing.

               This Prepaid Security and the obligations and rights of the Issuer and the Holder hereof, including, without limitation, the rights of the Holder to receive and the obligation of the Issuer to pay any Amounts in Respect of Contract Fees or any Deferred Amounts in Respect of Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by the Holder, the Agent or the Issuer, if, on or prior to the Final Settlement Date or an earlier Acceleration Date with respect to any particular Prepaid Securities, an Event of Default or Sale of Assets shall have occurred; provided that, in the event of a Sale of Assets, the Issuer will pay all accrued and unpaid Amounts in Respect of Contract Fees and Amounts in Respect of Deferred Contract Fees, if any, to the Holder on the tenth Business Day following the Sale of Assets Date. Upon the occurrence of an Event of Default or Sale of Assets, the Issuer shall promptly but in no event after two Business Days thereafter give written notice to the Trustee and to the Holder, at its address as it appears in the Security Register.

               Notwithstanding the foregoing, the Issuer may defer payments of Amounts in Respect of Contract Fees only if, and to the extent that, it has also deferred Contract Fees on the PERCS Units.

               Prior to a Mandatory Conversion Date, a date upon which an Event of Default occurs, Sale of Assets Date or the Final Settlement Date, the Issuer shall have the right at any time and time to time to redeem, in whole or in part, the outstanding Prepaid Securities (an "Issuer Redemption") (subject to the notice provisions set forth in the Indenture). The Issuer may not exercise its right to accelerate the Securities unless the Current Market Price determined as of the second Business Day immediately preceding the Notice Date is equal to or exceeds the Issuer Redemption Price applicable to such Notice Date. Upon the effective date of an Issuer Redemption (an "Issuer Redemption Date"), the Issuer shall issue and deposit with the Trustee, for the benefit of the Holders of Prepaid Securities so redeemed, (i) one or more certificates representing a number of fully paid and non-assessable shares of Common Stock, registered in the name of the Trustee (or its nominee) as custodian for such Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Issuer Redemption Settlement Fund"), determined by dividing the Issuer Redemption Price in effect on the Issuer Redemption Date by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date applicable to such Issuer Redemption Date and (ii) an amount in cash equal to all accrued and unpaid Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees, if any, on such Prepaid Securities to and including such Issuer Redemption Date (and Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees, if any, shall cease to accrue on each Prepaid Security redeemed as of such date).

               The Issuer shall redeem the Prepaid Securities in whole if it effects a Company Acceleration of the PERCS Units in whole. If fewer than all Outstanding Securities (including Prepaid Securities) are to be redeemed, the Prepaid Securities to be redeemed shall be selected by the Trustee by lot.

               Notice shall be given for an Issuer Redemption as set forth in the Indenture. No fractional shares of Common Stock will be issued by the Issuer with respect to the payment of the Issuer Redemption Price. The Holder will receive cash in lieu of fractional shares otherwise issuable with respect to such payment as provided in the Indenture.

               Immediately prior to the effectiveness of a Merger or Consolidation, each outstanding Prepaid Security shall automatically convert into (a "Mandatory Conversion"), unless sooner redeemed, the right to receive, and the Issuer shall issue and deposit with the Trustee, for the benefit of the Holders, (i) one or more certificates representing a number of fully paid and non-assessable shares of Common Stock, registered in the name of the Trustee (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Mandatory Conversion Settlement Fund"), equal to the Settlement Rate in effect on the Mandatory Conversion Date, (ii) an amount in cash equal to all accrued and unpaid Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees, if any, on such Prepaid Security to but excluding the Mandatory Conversion Date (and Amounts in Respect of Contract Fees shall cease to accrue as of the Mandatory Conversion Date) and (iii) an amount in cash (except as provided in herein) initially equal to $8.664 declining by $.008060 on each day following November 6, 1996 (computed on the basis of a 360-day year of twelve 30-day months) to $.4831 on August 31, 1999 and equal to zero thereafter, in each case determined with reference to the Mandatory Conversion Date.

               At the option of the Issuer and provided the Issuer has sufficient authorized and reserved shares of Common Stock, it may deliver to the Agent, for the benefit of the Holders, on the Mandatory Conversion Date, for the benefit of the Holders, in lieu of some or all the cash payment referred to in clause (iii) of the preceding paragraph, a number of shares of Common Stock (in addition to the shares of Common Stock referred to in clause
(i) of the preceding paragraph) equal to (x) the amount of such cash payment that the Issuer has elected to pay in Common Stock divided by (y) the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date applicable to such Mandatory Conversion Date. Notice shall be given for a Mandatory Conversion as set forth in the Indenture. No fractional shares of Common Stock will be issued by the Issuer with respect to the payment of such amounts pursuant to clause (iii) above on a Mandatory Conversion (if the Issuer so elects). The Holder will receive cash in lieu of fractional shares otherwise issuable with respect to such payment as provided in the Indenture.

               Upon a Sale of Assets, each Prepaid Security shall automatically convert into the right to receive, and the Issuer shall issue and deposit with the Trustee, for the benefit of the Holders, an amount in cash equal to the sum of (i) the Stated Amount and (ii) all accrued and unpaid Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees, if any, as provided for in the Indenture.

               If an Event of Default shall have occurred and be continuing, the Prepaid Securities shall be accelerated so that the Issuer shall become immediately obligated to make the deliveries of Common Stock that the Issuer would be obligated to make if the date of such acceleration were the Final Settlement Date. Any obligations of the Issuer with respect to accrued and unpaid Amounts in Respect of Contract Fees and Deferred Amounts in Respect of Contract Fees shall be extinguished and of no further effect upon an Event of Default, and in no event shall the Issuer be obligated to pay any amounts in respect of accrued and unpaid Amounts in Respect of Contract Fees or Deferred Amounts in Respect of Contract Fees, if any, upon an Event of Default.

               The Security Certificates are issuable only in registered form and only in denominations of a single Security and any integral multiple thereof. The transfer of any Security Certificate will be registered and Security Certificates may be exchanged as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Indenture.
No service charge shall be required for any such registration of transfer or exchange, but the Issuer and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Upon registration of transfer of this Security Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Trustee pursuant to the Indenture), under the terms of the Indenture and the Prepaid Securities evidenced hereby and the transferor shall be released from the obligations under the Prepaid Securities evidenced by this Security Certificate. The Issuer covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

               The Holder of this Security Certificate, by his acceptance hereof, authorizes the Trustee to enter into and perform the related Prepaid Securities forming part of the Securities evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Prepaid Securities by the Issuer or its trustee in the event that the Issuer becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Prepaid Securities, consents to the provisions of the Indenture.

               Subject to certain exceptions, the provisions of the Indenture may be amended with the consent of the Holders of at least 66 2/3% of the Outstanding Securities.

               All terms used herein which are defined in the Indenture and the First Supplemental Indenture have the meanings set forth therein.

               The Prepaid Securities shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law.

               The Issuer, the Trustee and its Affiliates and any agent of the Issuer or the Trustee may treat the Person in whose name this Security Certificate is registered as the owner of the Securities evidenced hereby for the purpose of receiving payments of Contract Fees and any Deferred Contract Fees, performance of the Prepaid Securities and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Prepaid Securities shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

               A copy of the Indenture is available for inspection at the offices of the Trustee.

                            SETTLEMENT INSTRUCTIONS

               The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after an Acceleration Date the Final Settlement Date of the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:_________________________________     __________________________________
                                                        Signature

If shares are to be registered in the               REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please print
such Person's name and address:
                                            Please print name and address of
                                            Registered Holder:

__________________________________          __________________________________
                Name                                       Name


__________________________________          __________________________________
              Address                                     Address

Social Security or other Taxpayer
Identification Number, if any               __________________________________